Exhibit 99.1

PaxMedica Announces Pricing of $7.0 Million Public Offering

TARRYTOWN, New York, Nov. 20, 2023 (ACCESSWIRE) PaxMedica, Inc. (NASDAQ: PXMD) (“PaxMedica” or the “Company”), a biopharmaceutical company focused on advancing treatments for neurological disorders, today announced the pricing of its public offering of an aggregate of 5,384,615 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 5,384,615 shares of common stock, at a combined public offering price of $1.30 per share (or common stock equivalent in lieu thereof) and accompanying warrant. The warrants will have an exercise price of $1.30 per share, will be exercisable immediately upon issuance and will expire five years after the initial exercise date. The closing of the offering is expected to occur on or about November 22, 2023, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

Total gross proceeds to the Company from the offering, before deducting the placement agent’s fees and other offering expenses, are expected to be approximately $7.0 million. The Company intends to use the net proceeds from this offering to repay in full the approximately $0.2 million outstanding under the convertible promissory note held by Lind Global Fund II LP, to advance the Company’s development programs and for general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-275416), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 20, 2023. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About PaxMedica, Inc.

PaxMedica, Inc. is a forward-looking clinical-stage biopharmaceutical firm specializing in cutting-edge anti-purinergic drug therapies (APT) aimed at addressing a range of challenging neurologic disorders, including Autism Spectrum Disorder (ASD) and Human African Trypanosomiasis (HAT). Our portfolio encompasses critical areas within the neurology field, with a focus on pioneering advancements in both ASD and HAT treatments. We are dedicated to the continuous development and evaluation of our pioneering program, PAX-101-an intravenous suramin formulation that lies at the heart of our efforts, particularly focused on innovative ASD and HAT treatment solutions. Our ongoing research initiatives not only prioritize the needs of ASD and HAT patients but also extend to exploring potential therapeutic applications for related conditions.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The use of words such as “will,” “expect,” or “intend” and other similar expressions are intended to identify such forward-looking statements. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Such forward-looking statements include, but are not limited to, the ability of the Company to close the offering, the expected timing of closing, the expected gross proceeds and the use of proceeds from the offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and set forth in the company's SEC filings, including the risks found in the section entitled “Risk Factors” in PaxMedica’s most recent Annual Report on Form 10-K and subsequent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in any subsequent reports filed with the SEC. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.

Contacts

PaxMedica, Inc.
303 S Broadway,
Suite 125.
Tarrytown, NY 10591
www.paxmedica.com

Media Contact
media@paxmedica.com

Investor Contact
Scott McGowan
InvestorBrandNetwork (IBN)
Phone: 310.299.1717
ir@paxmedica.com
www.paxmedica.com/investors